SHARES FOR DEBT AGREEMENT

This agreement is made and entered into as of August 4, 2010, by and between NOVAGEN SOLAR INC., a Nevada corporation (the "Company"), and THOMAS MILLS ("Creditor");

WHEREAS,

A. Creditor has incurred costs on behalf of the Company, and at the Company's request;

B. the Company is indebted to the Creditor in amount of U.S. $58,558 (the "Debt"); and

C. the Company has agreed to issue to the Creditor and the Creditor has agreed to accept 5,855,800 restricted shares of the Company's common stock as complete settlement of the Debt;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this agreement (collectively "parties" and individually a "party") agree as follows:

1. The Company agrees to issue to Ophion Management Ltd. on behalf of the Creditor and the Creditor agrees to accept, 5,855,800 restricted shares of the Company's common stock (the "Shares") as complete payment and settlement of the Debt.

2. Upon issuance of the Shares, the Creditor hereby, for itself and its past and present agents, executors, administrators, trustees, partners, representatives, controlled entities and affiliates, successors and assigns, forever discharges and releases the Company and each of its past and present employees, agents, representatives, controlled entities and affiliates, successors and assigns from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which the Creditor had or have arising out of the Debt.

3. Not later than August 31, 2010, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-1, or other applicable form, relating to the resale by the Creditor of all of the Shares, and the Company shall use its commercially reasonable best efforts to cause such registration statement to be declared effective prior to October 31, 2010.

4. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Nevada. The language and all parts of this agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

5. The Creditor hereby represents and warrants to the Company that the Creditor is not a natural person resident in any state or possession of the United States, or a partnership or corporation organized or incorporated under
the laws of the United States.   The Creditor acknowledges that the Company is
relying on this representation to issue the Shares to the Creditor without registration pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. The Creditor further acknowledges that any transfers to residents of the United States must be made pursuant to registration or an exemption from registration in the transferee's state.

6. The Creditor acknowledges that the Creditor understands the meaning and legal consequences of the representations and warranties made by the Creditor herein, and that the Company is relying on such representations and warranties in making its determination to enter into this agreement. The Creditor hereby agrees to indemnify and hold harmless the Company, each manager, officer and employee thereof and each person who controls the Company from and against any and all loss, damage or liability due to or arising out of a breach or inaccuracy of any representation or warranty of the Creditor contained in this agreement.

7. This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this agreement, and the parties further acknowledge that they have not executed this agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this agreement.

8. The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this agreement.

9. For the convenience of the parties to this agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this agreement signed by any party shall be fully enforceable against that party.

10. Should any provision of this agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this agreement.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

NOVAGEN SOLAR INC.



By: /s/ Thomas Mills
Thomas Mills
President



/s/ Thomas Mills
    Thomas Mills